PRESS RELEASE


Contact:
-------

Sandra Mitchell
Vice President/Director of Corporate Communications
(860) 456-6509


                     SAVINGS INSTITUTE BANK & TRUST COMPANY
                  TERMINATES AGREEMENT TO BUY MORTGAGE COMPANY

Willimantic, Connecticut - April 2, 2007. SI Financial Group, Inc. (Nasdaq Global Market: SIFI), the holding company for Savings Institute Bank & Trust Company ("SIBT"), announced today that SBIT has exercised its right to terminate its agreement to acquire Fairfield Financial Mortgage Group, Inc. ("FFMG") because the acquisition was not consummated by March 31, 2007. SBIT had announced on September 5, 2006, the signing of the definitive agreement to acquire the Danbury, CT-based mortgage company.

SI Financial Group, Inc. is the holding company for Savings Institute Bank & Trust Company. Established in 1842, SIBT is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its nineteen offices, SIBT offers a full-range of financial services to individuals, businesses and municipalities within its market area.

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